Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES THIRD QUARTER

2015 RESULTS

Boston, MA — October 27, 2015 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the third quarter 2015.

“The third quarter was another outstanding period for STAG’s operations with robust leasing and acquisition activity,” said Ben Butcher, Chief Executive Officer of the Company.  “This quarter also showed our return to solid per share metrics growth as our investments in people, processes and systems are being rewarded.”

Third Quarter Highlights:

•                  Achieved $0.39 of Core FFO per diluted share for the third quarter of 2015, an increase of 8.3% compared to the third quarter ended September 30, 2014. This represents the largest Core FFO per share amount in the Company’s history. Generated Core FFO of $27.7 million compared to $21.0 million for the third quarter of 2014, an increase of 32.0%. For the nine months ended September 30, 2015, Core FFO increased 26.2% in the aggregate compared to the same period last year.

•                  Generated Cash NOI of $47.2 million compared to $35.4 million for the third quarter of 2014, an increase of 33.4%. For the nine months ended September 30, 2015, Cash NOI increased 30.7% in the aggregate compared to the same period last year.

•                  Acquired 18 buildings consisting of approximately 2.5 million square feet for $108 million. In the aggregate, the buildings were purchased for an 8.2% Capitalization Rate. The acquired buildings were 100% occupied at closing.

•                  Sold three buildings consisting of approximately 441,621 square feet for $18 million during the third quarter through October 27.

•                  As of October 27, acquired $310 million of properties (year to date), had under contract to purchase $25 million of properties and had under letter of intent another $56 million of properties (a total of $391 million of closed or potential transactions year to date).

•                  Achieved quarter end occupancy of 95.7% and executed leases for approximately 1.7 million square feet. Achieved an increase in cash and GAAP rent of 1.6% and 5.2%, respectively, for the quarter’s leasing activity.

•                  Experienced 90.4% retention for 2.1 million square feet of leases expiring in the quarter, which is the largest amount of square footage to expire in a quarter in the Company’s history. Achieved an increase in cash and GAAP rent of 3.3% and 8.5%, respectively, for the quarter’s renewals.

•                  Raised $300 million of additional committed debt capital consisting of (a) an upsize of the unsecured revolving credit facility to $450 million from $300 million, and (b) the origination of a new five year, $150 million unsecured term loan.

•                  Subsequent to quarter end, on October 22, 2015, the Company’s Board of Directors declared an increase in the monthly common stock dividend to $0.115833 per share, an annualized dividend rate of $1.39 per share.

Please refer to the Non-GAAP Financial Measures and Other Defined Terms section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, October 28, to discuss the quarter’s results and provide information about acquisitions, asset management, capital markets, and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

For the three months ended September 30, 2015, Cash NOI was $47.2 million, which represents growth of 33.4% as compared to the three months ended September 30, 2014. Contributions to the growth in Cash NOI includes $10.1 million related to acquisition volume (net of dispositions), $1.8 million of termination fee income, and $(0.1) million from same store operations over the comparison period. Adjusting Cash NOI to account for termination income and the timing of acquisitions and dispositions, Run Rate Cash NOI would have been $46.6 million for the three months ended September 30, 2015.

Adjusted EBITDA was $40.9 million for the three months ended September 30, 2015, which represents growth of 33.0% over the three months ended September 30, 2014, which is primarily related to the increase in Cash NOI.

For the three months ended September 30, 2015, Core FFO was $27.7 million, which represents growth of 32.0% as compared to the three months ended September 30, 2014. On a diluted, per share basis, Core FFO was $0.39 which represents growth of 8.3% compared to the three months ended September 30, 2014.

Net loss for the three months ended September 30, 2015 was $4.7 million. Included in net loss is depreciation and amortization expense of $28.7 million and a loss on impairments of $5.7 million related to three buildings.

The Company’s key financial measures are noted in the chart below:

KEY FINANCIAL MEASURES

	Three months ended September 30,			Nine months ended September 30,
Metrics	2015	2014	% Change	2015	2014	% Change
($000,000s, except per share data)
Cash NOI	$47.2	$35.4	33.4%	$132.0	$101.0	30.7%
Adjusted EBITDA	$40.9	$30.8	33.0%	$114.2	$87.7	30.2%
Core FFO	$27.7	$21.0	32.0%	$76.1	$60.3	26.2%
Core FFO per share / unit - basic and diluted	$0.39	$0.36	8.3%	$1.10	$1.09	0.9%
AFFO	$28.4	$20.4	39.1%	$78.5	$60.8	29.1%
Net Income (loss)	$(4.7)	$0.3	—	$(11.3)	$(2.4)	—

Definitions of Cash NOI, Run Rate Cash NOI, Adjusted EBITDA, FFO, Core FFO, and AFFO, all non-GAAP financial measures, together with reconciliations to Net Income (Loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.

Acquisition & Disposition Activity

As of October 27, the Company has acquired $310 million of properties (year to date), had under contract to purchase $25 million of properties and had under non-binding letter of intent another $56 million of properties (a total of $391 million of closed or potential transactions year to date).

During the three months ended September 30, 2015, the Company acquired 18 buildings consisting of approximately 2.5 million square feet for $108 million for an 8.2% Capitalization Rate. The acquired buildings were 100% occupied at closing.

The chart below details the acquisition activity for the three months ended September 30, 2015:

THIRD QUARTER 2015 ACQUISITIONS

Location (CBSA) (1)	Date Acquired	Square Feet	Buildings	Purchase Price (MM) (2)	Remaining Lease Term (Years)	Occupancy at Acquisition
Akron, OH	7/15/2015	201,519	1	$12.2	4.7	100.0%
Detroit-Warren-Livonia, MI	7/28/2015	125,060	1	8.7	10.9	100.0%
Grand Junction, CO	8/07/2015	82,800	1	5.3	7.6	100.0%
Tulsa, OK	8/10/2015	175,000	1	13.0	12.8	100.0%
Chattanooga, TN-GA	8/12/2015	646,200	3	21.2	3.6	100.0%
Chicago-Joliet-Naperville, IL-IN-WI	8/25/2015	287,102	2	11.1	4.7	100.0%
Greenville-Mauldin-Easley, SC	8/26/2015	690,000	7	21.0	4.0	100.0%
Rockford, IL	9/10/2015	100,000	1	5.9	3.3	100.0%
Atlanta-Sandy Springs-Marietta, GA	9/29/2015	201,403	1	9.9	3.2	100.0%
Total/Weighted Average		2,509,084	18	$108.3	5.5	100.0%

(1) Core based statistical area

(2) Excludes property acquisition costs

During the nine months ended September 30, 2015, the Company acquired 35 buildings consisting of approximately 5.6 million square feet for $289 million. The chart below details the acquisition activity during the nine months ended September 30, 2015:

2015 ACQUISITION ACTIVITY

	Square Feet	Buildings	Purchase Price (MM) (1)	Remaining Lease Term (Years)	Capitalization Rate
Q1	1,485,717	5	$97.1	5.7	8.0%
Q2	1,639,383	12	83.8	6.0	8.4%
Q3	2,509,084	18	108.3	5.5	8.2%
Total/Weighted Average	5,634,184	35	$289.2	5.7	8.2%

(1) Excludes property acquisition costs

Subsequent to quarter end and through October 27, 2015, the Company acquired three additional buildings consisting of 625,688 square feet for $21 million. These buildings were under contract as of September 30, 2015.  As of October 27, 2015, the Company had entered into three contracts to acquire another six buildings for $25 million. The Company also executed non-binding letters of intent (“LOIs”) to acquire five additional buildings for $56 million.

As of October 27, 2015, the Company’s pipeline of potential acquisitions is $1.7 billion across 161 buildings.  The pipeline is a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under LOI require the negotiation and execution of definitive purchase and sale agreements.  There can be no assurance that any of the properties under contract or LOI will be acquired on the terms anticipated or at all.  In addition, there can be no assurance that the Company will achieve its targeted acquisition level for 2015.

During the three months ended September 30, 2015, the Company sold two buildings consisting of 321,810 square feet for $9.2 million. The Company recorded a net gain on sales of $1.7 million. Subsequent to quarter end and through October 27, 2015, the Company sold one additional building consisting of 113,000 square feet for $8 million.

Leasing Activity

During the three months ended September 30, 2015, the Company executed 21 leases consisting of approximately 1.7 million square feet. The chart below details the leases signed:

THIRD QUARTER 2015 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term	Base Rent $/PSF	Lease Commissions $/PSF	Tenant Improvements $/PSF	Total Costs $/PSF	Cash Rent Change (1)	GAAP Rent Change (1)
New Leases	357,028	4.1	$3.51	$1.01	$1.49	$2.50	7.8%	6.0%
Renewal Leases	1,215,848	3.3	4.08	0.37	0.21	0.58	0.7%	5.1%
Total /Weighted Avg. New & Renewal	1,572,876	3.5	$3.95	$0.51	$0.50	$1.01	1.6%	5.2%
Temporary Leases	87,900
Total Leasing Activity	1,660,776

(1)       Rent change for new leases where there were no prior comparable leases, due to extended downtime or materially different lease structures, are excluded (three leases / 141,134 SF)

During the nine months ended September 30, 2015, the Company executed 45 leases consisting of approximately 4.3 million square feet. The chart below details the leasing activity:

2015 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term	Base Rent $/PSF	Lease Commissions $/PSF	Tenant Improvements $/PSF	Total Costs $/PSF	Cash Rent Change (1)	GAAP Rent Change (1)
New Leases	909,523	5.9	$4.16	$0.75	$1.34	$2.09	20.3%	19.7%
Renewal Leases	2,698,526	4.0	4.05	0.37	0.23	0.60	-1.1%	4.2%
Total /Weighted Avg. New & Renewal	3,608,049	4.5	$4.08	$0.47	$0.51	$0.98	1.7%	6.2%
Temporary Leases	698,800
Total Leasing Activity	4,306,849

(1)       Rent change for new leases where there were no prior comparable leases, due to extended downtime or materially different lease structures, are excluded (six leases / 414,334 SF)

The Company experienced 90.4% retention for 2.1 million square feet of leases expiring in the quarter, which is the largest amount of square footage to expire in a quarter in the Company’s history. The Retention Rate for the nine months ended September 30, 2015 was 73.8% of 4.1 million square feet expiring. The Company achieved a Retention Rate of 73.4% for 5.1 million square feet over the trailing 12 months ended September 30, 2015. The rental rate on the Renewal Leases expiring in the third quarter increased 3.3% on a cash basis and 8.5% on a GAAP basis. The chart below details the retention activity:

2015 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention Rate	Cash Rent Change	GAAP Rent Change
Q1	1,528,723	979,987	3.5	64.1%	6.7%	9.6%
Q2	468,169	136,789	3.8	29.2%	3.9%	10.0%
Q3	2,135,464	1,931,464	2.1	90.4%	3.3%	8.5%
Total / Weighted Average	4,132,356	3,048,240	2.7	73.8%	4.6%	8.9%

Subsequent to quarter end and through October 27, 2015, the Company executed four leases consisting of 621,300 square feet.

Portfolio Highlights

The Company’s occupancy rate at the end of the third quarter was 95.7% compared to the second quarter occupancy level of 94.8%. The Company’s portfolio totaled approximately 52.1 million square feet as of September 30, 2015, representing an increase in square footage of 17.2% since September 30, 2014.  The chart below details the portfolio characteristics:

PORTFOLIO CHARACTERISTICS

	September 30, 2015	September 30, 2014
Square Feet	52,141,293	44,499,166
Occupancy	95.7%	94.8%
# of Tenants	256	212
Average Lease Size (square feet)	164,080	170,802
Average Building Size (square feet)	185,556	186,971
Average Building Age (years)	28	29
Average Clear Height (1)	26-29	25-29

(1) Excludes flex / office buildings

The chart below details the Company’s market exposure:

BUILDINGS BY LOCATION CLASSIFICATION

	Square Footage		Occupancy		Annualized Base Rental Revenue
Location	as of September 30,		as of September 30,		as of September 30,
Classification	2015	2014	2015	2014	2015	2014
Primary	20.3%	17.9%	99.7%	94.5%	20.9%	16.9%
Secondary	64.8%	64.5%	94.6%	94.5%	65.1%	66.0%
Tertiary	14.9%	17.6%	94.7%	96.4%	14.0%	17.1%
TOTAL	100.0%	100.0%	95.7%	94.8%	100.0%	100.0%

The chart below details the Company’s tenant credit profile:

TENANT CREDIT PROFILE (1)

	September 30, 2015	September 30, 2014
Tenants Publicly Rated	55.8%	57.1%
Tenants Rated Investment Grade	26.6%	29.9%
Tenant Revenue > $100 Million	88.6%	87.4%
Tenant Revenue >$ 1 Billion	60.6%	57.9%

(1) Includes tenants, guarantors, and / or non-guarantor parents

Liquidity, Capital Markets Activity, and Financial Statistics

As of October 27, 2015, the Company had total Debt Capacity of $572 million, and management expects an additional $100 million of Debt Capacity before year end. The Company currently has liquidity of $479 million, comprised of $12 million of cash and $467 million of Immediate Availability on the Company’s unsecured credit facility and unsecured term loans.

On September 29, 2015, the Company closed a $150 million upsize of its unsecured revolving credit facility (“Revolving Credit Facility”) and closed a new $150 million, five year, unsecured term loan (“Term Loan C”). Details of the committed transactions are below:

$150 million Unsecured Revolving Credit Facility Upsize

The $150 million Revolving Credit Facility upsize increases the Company’s existing $300 million Revolving Credit Facility to $450 million.  There were no changes to the pricing or maturity of the Revolving Credit Facility. The Revolving Credit Facility continues to bear a current interest rate of LIBOR plus a spread of 1.15% based on the Company’s current leverage levels and matures in December 2019.  Additionally, the Revolving Credit Facility has an accordion feature that allows the Company to request up to $350 million upsize of the facility, subject to lender consent.

New $150 million, Five Year Unsecured Term Loan

The new $150 million Term Loan C bears a current interest rate of LIBOR plus a spread of 1.30% and matures in September of 2020.  The loan includes a twelve month delay-draw feature with no amount drawn to date. Additionally, Term Loan C has a $100 million accordion feature that allows the Company to request an upsize of the facility, subject to lender consent.

Subsequent to quarter end, on October 14, 2015, the Company entered into five interest rate swaps to fix the interest rate on Term Loan C. Term Loan C will bear a current interest rate of 2.69% inclusive of these swaps.

As of September 30, 2015, the Company’s enterprise value was approximately $2.3 billion, comprised of $1.3 billion of equity market capitalization, $139 million of preferred equity and total debt of $860 million.

As of September 30, 2015, the Company had approximately $860 million of debt outstanding with a weighted average remaining term of 6.5 years and a weighted average interest rate of 4.1%. All of the outstanding floating rate debt is fixed through interest rate swaps except for the Revolving Credit Facility.

The chart below details the Company’s debt capital structure and financial ratios:

DEBT CAPITAL STRUCTURE AND FINANCIAL RATIOS

	September 30, 2015		September 30, 2014
Total Debt ($000s)	$860,318		$678,192
Weighted Average Duration (years)	6.5		4.5
Weighted Average Interest Rate	4.09%		3.62%
% Secured	27.0%		32.8%
% Maturing Next 12 Months	1.6%		0.0%
Net Debt to Real Estate Cost Basis (1)	41.0%		40.4%
Total Debt to Enterprise Value	37.4%		33.0%
Net Debt to Annualized Run Rate Adjusted EBITDA (2)	5.0	x	5.0	x
Interest Coverage Ratio (3)	4.6	x	5.0	x

(1)         Real estate cost basis is equal to the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization

(2)         See Non-GAAP Financial Measures and Other Definitions section for definition and reconciliation

(3)         Adjusted EBITDA divided by interest expense less non-cash portion of interest expense

During the three months ended September 30, 2015, the Company issued 151,006 shares of common stock under its ATM programs realizing gross proceeds of $3.0 million. These shares were sold in June 2015 and the sales closed in July 2015. There was no additional equity raised during the quarter. The Company has one ATM program with a total of $107 million of additional issuance capacity.  The chart below details the ATM activity:

2015 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds (MM)	Net Proceeds (MM)
Q1	417,115	$24.29	$10,133	$9,981
Q2	2,888,282	$21.36	61,694	60,768
Q3 (1)	151,006	$20.30	3,065	3,019
Total/Weighted Average	3,456,403	$21.67	$74,892	$73,768

(1) Last shares issued June 30, 2015 and closed July 6, 2015

During the nine months ended September 30, 2015, the Company raised $96.8 million of equity consisting of $74.9 million in proceeds raised through the ATM programs and $21.9 million of common units in the Operating Partnership privately placed in connection with an acquisition.

Dividends

On July 21, 2015 the Board of Directors declared a monthly common stock dividend of $0.115000 per share for October 2015, equating to an annual dividend rate of $1.38.

Subsequent to quarter end, on October 22, 2015, the Company’s Board of Directors declared an increase in the monthly common stock dividend to $0.115833 per share for the months of January, February, and March 2016, equating to an annual dividend rate of $1.39. The chart below details the common dividends declared:

Q4 2015 & Q1 2016 COMMON DIVIDENDS DECLARED

Month	Record Date	Payment Date	Dividend
October 2015	October 30, 2015	November 16, 2015	$0.115000
November 2015	November 30, 2015	December 15, 2015	$0.115000
December 2015	December 31, 2015	January 15, 2016	$0.115000
January 2016	January 29, 2016	February 16, 2016	$0.115833
February 2016	February 29, 2016	March 15, 2016	$0.115833
March 2016	March 31, 2016	April 15, 2016	$0.115833

Subsequent to quarter end, on October 22, 2015, the Company’s Board of Directors declared the fourth quarter preferred stock dividends for its 9.0% Series A Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A) (“Series A Preferred”) and its 6.625% Series B Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B) (“Series B Preferred”). The quarterly dividend for the Series A Preferred is $0.5625 per share, which equates to $2.25 per share on an annualized basis, and the quarterly dividend for the Series B Preferred is $0.4140625 per share, which equates to $1.65625 per share on an annualized basis. The record date for the preferred stock dividends is December 15, 2015, and the dividends are payable December 31, 2015.

The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Wednesday, October 28, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13621651.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	September 30, 2015	December 31, 2014
Assets
Rental Property:
Land	$219,775	$191,238
Buildings and improvements, net of accumulated depreciation of $140,023 and $105,789, respectively	1,272,288	1,118,938
Deferred leasing intangibles, net of accumulated amortization of $189,937 and $146,026, respectively	264,115	247,904
Total rental property, net	1,756,178	1,558,080
Cash and cash equivalents	12,496	23,878
Restricted cash	8,540	6,906
Tenant accounts receivable, net	20,475	16,833
Prepaid expenses and other assets	26,518	22,661
Interest rate swaps	—	959
Total assets	$1,824,207	$1,629,317
Liabilities and Equity
Liabilities:
Unsecured credit facility	$177,750	$131,000
Unsecured term loans	150,000	150,000
Unsecured notes	300,000	180,000
Mortgage notes	232,568	225,347
Accounts payable, accrued expenses and other liabilities	29,849	21,558
Interest rate swaps	6,956	873
Tenant prepaid rent and security deposits	13,208	11,480
Dividends and distributions payable	8,228	7,355
Deferred leasing intangibles, net of accumulated amortization of $8,397 and $6,565, respectively	10,712	10,180
Total liabilities	929,271	737,793
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized,
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2015 and December 31, 2014	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2015 and December 31, 2014	70,000	70,000
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 68,077,112 and 64,434,825 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	681	644
Additional paid-in capital	1,015,127	928,242
Common stock dividends in excess of earnings	(289,413)	(203,241)
Accumulated other comprehensive loss	(7,165)	(489)
Total stockholders’ equity	858,230	864,156
Noncontrolling interest	36,706	27,368
Total equity	894,936	891,524
Total liabilities and equity	$1,824,207	$1,629,317

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue
Rental income	$47,731	$36,774	$136,201	$106,095
Tenant recoveries	8,063	5,399	23,135	17,094
Other income	127	185	410	594
Total revenue	55,921	42,358	159,746	123,783
Expenses
Property	10,949	7,694	31,265	24,285
General and administrative	6,429	5,704	21,453	19,462
Property acquisition costs	1,006	2,190	2,511	3,437
Depreciation and amortization	28,656	21,983	82,042	62,606
Loss on impairments	5,733	—	8,378	—
Other expenses	226	181	892	611
Total expenses	52,999	37,752	146,541	110,401
Other income (expense)
Interest income	2	3	7	11
Interest expense	(9,317)	(6,462)	(26,260)	(17,941)
Gain on sales of rental property	1,713	2,104	1,713	2,153
Total other income (expense)	(7,602)	(4,355)	(24,540)	(15,777)
Net loss from continuing operations	$(4,680)	$251	$(11,335)	$(2,395)
Net income (loss)	$(4,680)	$251	$(11,335)	$(2,395)
Less: Loss attributable to noncontrolling interest after preferred stock dividends	(359)	(90)	(951)	(784)
Net income (loss) attributable to STAG Industrial, Inc.	$(4,321)	$341	$(10,384)	$(1,611)
Less: preferred stock dividends	2,712	2,712	8,136	8,136
Less: amount allocated to unvested restricted stockholders	95	87	291	258
Net loss attributable to common stockholders	$(7,128)	$(2,458)	$(18,811)	$(10,005)
Weighted average common shares outstanding — basic and diluted	67,799,700	55,354,125	65,803,304	51,157,219
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.11)	$(0.04)	$(0.29)	$(0.20)
Loss per share — basic and diluted	$(0.11)	$(0.04)	$(0.29)	$(0.20)

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$(4,680)	$251	$(11,335)	$(2,395)
Asset management fee income	(87)	(143)	(302)	(463)
General and administrative	6,429	5,704	21,453	19,462
Property acquisition costs	1,006	2,190	2,511	3,437
Depreciation and amortization	28,656	21,983	82,042	62,606
Interest income	(2)	(3)	(7)	(11)
Interest expense	9,317	6,462	26,260	17,941
Loss on impairments	5,733	—	8,378	—
Other expenses	226	181	892	611
Gain on sales of rental property	(1,713)	(2,104)	(1,713)	(2,153)
Corporate sub lease rental income	(85)	—	(187)	—
NET OPERATING INCOME	$44,800	$34,521	$127,992	$99,035

Net operating income	$44,800	$34,521	$127,992	$99,035
Straight-line rent adjustments, net	395	(689)	(2,305)	(2,643)
Intangible amortization in rental income, net	2,051	1,581	6,331	4,600
CASH NET OPERATING INCOME	$47,246	$35,413	$132,018	$100,992

Cash net operating income	$47,246
Net Cash NOI from acquisitions’ and dispositions’ timing	1,134
Cash termination income	(1,779)
RUN RATE CASH NOI	$46,601

ADJUSTED EBITDA RECONCILIATION
Net income (loss)	$(4,680)	$251	$(11,335)	$(2,395)
Intangible amortization in rental income, net	2,051	1,581	6,331	4,600
Straight-line rent adjustments, net	(930)	(693)	(2,410)	(2,314)
Non-cash compensation expense	1,919	1,092	5,667	3,192
Termination income	(460)	—	(1,687)	(35)
Property acquisition costs	1,006	2,190	2,511	3,437
Depreciation and amortization	28,656	21,983	82,042	62,606
Interest income	(2)	(3)	(7)	(11)
Interest expense	9,317	6,462	26,260	17,941
Non-recurring other expenses	—	—	167	—
Loss on impairments	5,733	—	8,378	—
Gain on sales of rental property	(1,713)	(2,104)	(1,713)	(2,153)
Consultant services	—	—	—	2,839
ADJUSTED EBITDA	$40,897	$30,759	$114,204	$87,707

Adjusted EBITDA	$40,897
Net Adjusted EBITDA from acquisitions’ and dispositions’ timing	1,134
RUN RATE ADJUSTED EBITDA	$42,031

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income (loss)	$(4,680)	$251	$(11,335)	$(2,395)
Rental property depreciation and amortization	28,610	21,900	81,910	62,444
Loss on impairments	5,733	—	8,378	—
Gain on sales of rental property	(1,713)	(2,104)	(1,713)	(2,153)
Funds from operations	$27,950	$20,047	$77,240	$57,896
Preferred stock dividends	(2,712)	(2,712)	(8,136)	(8,136)
Amount allocated to unvested restricted stockholders	(95)	(87)	(291)	(258)
Funds from operations attributable to common stockholders and unit holders	$25,143	$17,248	$68,813	$49,502

Funds from operations attributable to common stockholders and unit holders	$25,143	$17,248	$68,813	$49,502
Intangible amortization in rental income, net	2,051	1,581	6,331	4,600
Termination income	(460)		(1,687)	(35)
Property acquisition costs	1,006	2,190	2,511	3,437
Consultant services	—	—	—	2,839
Non-recurring other expenses	—	—	167	—
CORE FUNDS FROM OPERATIONS	$27,740	$21,019	$76,135	$60,343

Weighted average shares and units outstanding
Weighted average common shares	67,799,700	55,354,125	65,803,304	51,157,219
Weighted average restricted shares	275,663	264,438	284,020	270,530
Weighted average units	3,474,370	2,108,708	3,394,986	4,138,116
Weighted average shares and units outstanding - basic and diluted	71,549,733	57,727,271	69,482,310	55,565,865
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC AND DILUTED	$0.39	$0.36	$1.10	$1.09

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$27,740	$21,019	$76,135	$60,343
Add: non-rental property depreciation and amortization	46	83	132	162
Straight-line rent adjustments, net	(930)	(693)	(2,410)	(2,314)
Recurring capital expenditures	(252)	(876)	(588)	(1,290)
Lease renewal commissions and tenant improvements	(481)	(535)	(1,367)	(755)
Non-cash portion of interest expense	399	351	907	1,009
Non-cash compensation expense	1,919	1,092	5,667	3,192
ADJUSTED FUNDS FROM OPERATIONS	$28,441	$20,441	$78,476	$60,347

Non-GAAP Financial Measures and Other Definitions

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA): We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments and other non-recurring items.

Annualized Adjusted EBITDA: We define Annualized Adjusted EBITDA as Adjusted EBITDA multiplied by four.

Annualized Adjusted Run Rate EBITDA: We define Annualized Adjusted Run Rate EBITDA as Annualized Adjusted EBITDA plus incremental Adjusted EBITDA on an annualized basis related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected less Adjusted EBITDA related to the quarter’s dispositions.

Annualized Base Rental Revenue: We define Annualized Base Rental Revenue as the monthly base cash rent for the applicable property or properties (which is different from rent calculated in accordance with GAAP for purposes of our financial statements), multiplied by 12. If a tenant is in a free rent period the annualized rent is calculated based on the first contractual monthly base rent amount multiplied by 12.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average stabilized cash capitalization rate, calculated by dividing (i) the Company’s estimate of year one net cash flow from the applicable property’s operations stabilized for occupancy, which does not include termination income, miscellaneous other income, credit loss, or vacancy loss, by (ii) the acquisition price, as defined by GAAP. These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2014.

Debt Capacity: We define Debt Capacity as the aggregate undrawn nominal commitments under the Company’s debt instruments.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.  Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, consulting services fees and non-recurring other expenses.  AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.

GAAP: U.S. generally accepted accounting principles.

Immediate Availability: We define Immediate Availability as the amount of Debt Capacity the Company could borrow consistent with the financial covenants in its debt instruments.

Location Classification: We define primary markets as the 29 largest industrial metropolitan areas, which each have approximately 200 million or more in net rentable square footage.  We define secondary industrial markets as the markets which each have net rentable square footage ranging from approximately 25 million to approximately 200 million.  We define tertiary markets as markets with less than 25 million square feet of net rentable square footage.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, offering costs, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions, less termination income, and less Cash NOI from dispositions.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more, but the renewal term commences before the lease expiration of their current lease.

Retention Rate: We define Retention Rate as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square feet of leases expiring in the period.  Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.

Matts Pinard, Vice President
617-226-4987

InvestorRelations@stagindustrial.com